SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 26, 2013

NANOVIRICIDES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-1379006	76-0674577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Wood Street, Suite 205 West Haven, Connecticut		06516
(Address of Principal Executive Offices)		(Zip Code)

(203) 937-6137
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 26, 2013, the Registrant entered into a letter agreement with Seaside 88, LP, a Florida limited partnership (“Seaside”) whereby the Registrant agreed to retire the remaining, unconverted 1,825.744 shares of its Series C Convertible Preferred stock, par value $0.001 per share (“Series C Preferred Stock”) purchased by Seaside on December 21, 2012. The redemption price for the Series C Preferred Stock was $2,014,921.41 and included accrued dividends of $6,002.45 and a 10% premium. The letter agreement also terminated the Securities Purchase Agreement with Seaside of June 26, 2012 (the “Purchase Agreement”) and the parties agreed to release each other from any liability in connection with the Purchase Agreement or the Series C Preferred Stock.

Item 1.02.	Termination of a Material Definitive Agreement.

The disclosures set forth in Item 1.01 are hereby incorporated by reference into this Item 1.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 27, 2013

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NANOVIRICIDES, INC.

Date: February 27, 2013	By:	/s/ Anil Diwan
Anil Diwan, President

Exhibits Index

Exhibit Number	Description

99.1	Press Release dated February 27, 2013